UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2008

JEFFERSON BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee	37814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

On September 4, 2008, Jefferson Bancshares, Inc. (“Jefferson Bancshares”), the parent company of Jefferson Federal Bank, and State of Franklin Bancshares, Inc. (“State of Franklin Bancshares”), the parent company of State of Franklin Savings Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which State of Franklin Bancshares will merge with and into Jefferson Bancshares. Concurrent with the merger, it is expected that State of Franklin Savings Bank will merge with and into Jefferson Federal Bank.

Under terms of the Merger Agreement, shareholders of State of Franklin Bancshares will be entitled to elect to receive either $10.00 in cash or 1.1287 shares of Jefferson Bancshares stock for each share of State of Franklin Bancshares stock they hold, subject to the election and allocation procedures detailed in the merger agreement. However, all shares of State of Franklin Bancshares common stock held by individuals residing outside of Tennessee will only be eligible to receive the cash consideration. Based on this structure and the current outstanding shares of State of Franklin Bancshares, the aggregate merger consideration will include approximately $4.3 million in cash and up to approximately 736,000 shares of Jefferson Bancshares stock.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of State of Franklin Bancshares. The merger is currently expected to be completed late in the third quarter of 2008 or early in the fourth quarter of 2008.

The Merger Agreement requires State of Franklin Bancshares to pay Jefferson Bancshares a fee equal to $543,000 if the Merger Agreement is terminated in certain circumstances that involve State of Franklin Bancshares’ receipt of a competing offer.

The Merger Agreement also contains usual and customary representations and warranties that Jefferson Bancshares and State of Franklin Bancshares made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Jefferson Bancshares and State of Franklin Bancshares, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between Jefferson Bancshares and State of Franklin Bancshares rather than establishing matters as facts.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the execution of the Merger Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description
2.1	Agreement and Plan of Merger by and between Jefferson Bancshares, Inc. and State of Franklin Bancshares, Inc.

99.1	Press Release Dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Dated: September 4, 2008	By:	/s/ Anderson L. Smith
Anderson L. Smith
President and Chief Executive Officer